Exhibit 99.1

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

On July 31, 2014, Stone Energy Corporation (“Stone”) completed the sale of its non-core Gulf of Mexico (“GOM”) conventional shelf properties to Talos Energy Offshore LLC, referred to herein as the “Sold Properties”. Additional details of the sale are described in the notes to these financial statements.

The accompanying unaudited pro forma consolidated financial statements and accompanying notes as of and for the three months ended March 31, 2014 and the year ended December 31, 2013 (the “Pro Forma Statements”), which have been prepared by Stone’s management, have been derived from the historical audited and unaudited consolidated financial statements of Stone included in the Annual Report on Form 10-K for the year ended December 31, 2013 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

The unaudited pro forma consolidated balance sheet was prepared assuming the sale of the Sold Properties, including purchase price adjustments to date, occurred on March 31, 2014. The unaudited pro forma consolidated statements of income were prepared assuming the sale of the Sold Properties, including purchase price adjustments to date, occurred on January 1, 2013.

The Pro Forma Statements are presented for illustrative purposes only and do not indicate the results of operations or financial position of Stone had the transaction been in effect on the dates or for the periods indicated, or the results of operations or financial position of Stone for any future periods. The Pro Forma Statements should be read in conjunction with Stone’s Annual Report on Form 10-K for the year ended December 31, 2013 and Stone’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2014.

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2014

(In thousands of dollars)

	Historical	Pro Forma Adjustments		Pro Forma
Assets
Current assets:
Cash and cash equivalents	$202,761	$175,147	(a)	$377,908
Accounts receivable	190,573			190,573
Fair value of hedging contracts	745			745
Current income tax receivable	7,366			7,366
Deferred taxes	36,098			36,098
Inventory	4,651			4,651
Other current assets	1,774			1,774

Total current assets	443,968	175,147		619,115
Oil and gas properties, full cost method of accounting:
Proved, net	1,845,774	(307,892	) (b)	1,537,882
Unevaluated	906,043	(1,106	) (b)	904,937
Other property and equipment, net	26,975			26,975
Fair value of hedging contracts	1,867			1,867
Other assets, net	37,154			37,154

Total assets	$3,261,781	($133,851)		$3,127,930

Liabilities and Stockholders’ Equity
Current liabilities:
Accounts payable to vendors	$165,973			$165,973
Undistributed oil and gas proceeds	55,676			55,676
Accrued interest	22,247			22,247
Fair value of hedging contracts	15,277			15,277
Asset retirement obligations	87,927	(7,314	) (c)	80,613
Other current liabilities	28,467			28,467

Total current liabilities	375,567	(7,314)		368,253
Long-term debt	1,030,466			1,030,466
Deferred taxes	406,477			406,477
Asset retirement obligations	416,171	(126,537	) (c)	289,634
Fair value of hedging contracts	376			376
Other long-term liabilities	46,772			46,772

Total liabilities	2,275,829	(133,851)		2,141,978

Stockholders’ equity:
Common stock	491			491
Treasury stock	(860)			(860)
Additional paid-in capital	1,394,694			1,394,694
Accumulated deficit	(399,222)			(399,222)
Accumulated other comprehensive loss	(9,151)			(9,151)

Total stockholders’ equity	985,952	—		985,952

Total liabilities and stockholders’ equity	$3,261,781	($133,851)		$3,127,930

See accompanying notes to the unaudited pro forma consolidated financial statements.

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE YEAR ENDED DECEMBER 31, 2013

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Operating revenue:
Oil production	$715,104	($116,908	) (a)	$598,196
Gas production	190,580	(46,702	) (a)	143,878
Natural gas liquids production	60,687	(6,488	) (a)	54,199
Other operational income	7,808	(206	) (a)	7,602

Total operating revenue	974,179	(170,304)		803,875

Operating expenses:
Lease operating expenses	201,153	(61,830	) (a)	139,323
Transportation, processing and gathering expenses	42,172	(3,369	) (a)	38,803
Production taxes	15,029	(1,942	) (a)	13,087
Depreciation, depletion and amortization	350,574	(75,747	) (c)	274,827
Accretion expense	33,575	(8,906	) (b)	24,669
Salaries, general and administrative expenses	59,524			59,524
Franchise tax settlement	12,590			12,590
Incentive compensation expense	15,340			15,340
Other operational expenses	151	(28	) (a)	123
Derivative expense, net	2,090			2,090

Total operating expenses	732,198	(151,822)		580,376

Income from operations	241,981	(18,482)		223,499

Other (income) expenses:
Interest expense	32,837			32,837
Interest income	(1,695)			(1,695)
Other income	(2,799)			(2,799)
Loss on early extinguishment of debt	27,279			27,279

Total other expenses	55,622	—		55,622

Income before income taxes	186,359	(18,482)		167,877

Provision (benefit) for income taxes:
Current	(10,904)			(10,904)
Deferred	79,629	(6,654	) (d)	72,975

Total income taxes	68,725	(6,654)		62,071

Net income	$117,634	($11,828)		$105,806

Basic earnings per share	$2.36			$2.12
Diluted earnings per share	$2.36			$2.12

Average shares outstanding	48,693			48,693
Average shares outstanding assuming dilution	48,735			48,735

See accompanying notes to the unaudited pro forma consolidated financial statements.

STONE ENERGY CORPORATION

UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF INCOME

FOR THE THREE MONTHS ENDED MARCH 31, 2014

(In thousands, except per share amounts)

	Historical	Pro Forma Adjustments		Pro Forma
Operating revenue:
Oil production	$138,289	($30,324	) (a)	$107,965
Gas production	56,362	(13,448	) (a)	42,914
Natural gas liquids production	27,970	(2,971	) (a)	24,999
Other operational income	1,209	(268	) (a)	941

Total operating revenue	223,830	(47,011)		176,819

Operating expenses:
Lease operating expenses	46,903	(16,287	) (a)	30,616
Transportation, processing and gathering expenses	14,626	(1,648	) (a)	12,978
Production taxes	3,062	(573	) (a)	2,489
Depreciation, depletion and amortization	82,646	(17,306	) (c)	65,340
Accretion expense	7,555	(2,065	) (b)	5,490
Salaries, general and administrative expenses	16,329			16,329
Incentive compensation expense	3,134			3,134
Other operational expenses	424			424
Derivative expense, net	599			599

Total operating expenses	175,278	(37,879)		137,399

Income from operations	48,552	(9,132)		39,420

Other (income) expenses:
Interest expense	8,357			8,357
Interest income	(143)			(143)
Other income	(707)			(707)

Total other expenses	7,507	—		7,507

Income before income taxes	41,045	(9,132)		31,913

Provision (benefit) for income taxes:
Deferred	15,102	(3,287	) (d)	11,815

Total income taxes	15,102	(3,287)		11,815

Net income	$25,943	($5,845)		$20,098

Basic earnings per share	$0.52			$0.40
Diluted earnings per share	$0.52			$0.40

Average shares outstanding	49,013			49,013
Average shares outstanding assuming dilution	49,062			49,062

See accompanying notes to the unaudited pro forma consolidated financial statements.

STONE ENERGY CORPORATION

NOTES TO UNAUDITED PRO FORMA CONSOLIDATED FINANCIAL STATEMENTS

Note 1 - Basis of Presentation

On July 31, 2014, Stone completed the sale of its non-core GOM conventional shelf properties (the “Sold Properties”) to Talos Energy Offshore LLC. The net cash proceeds received from the sale totaled approximately $177.6 million, representing gross proceeds of $200.0 million adjusted by $22.4 million for preliminary purchase price adjustments for operations related to the Sold Properties after April 1, 2014, the effective date of the transaction. Estimated transaction costs associated with the sale are approximately $2.5 million.

The historical financial information has been derived from the historical audited and unaudited consolidated financial statements of Stone included in the Annual Report on Form 10-K for the year ended December 31, 2013 and the Quarterly Report on Form 10-Q for the quarter ended March 31, 2014. The unaudited pro forma consolidated balance sheet was prepared as if the sale occurred as of March 31, 2014. The unaudited pro forma consolidated statements of income were prepared as if the sale occurred as of January 1, 2013.

The pro forma adjustments were based on actual information and estimates made by management. These unaudited pro forma consolidated financial statements are provided for illustrative purposes only and may or may not provide an indication of results in the future.

Note 2 – Pro Forma Adjustments

The unaudited pro forma consolidated balance sheet at March 31, 2014 reflects the following adjustments:

(a)	Adjustment for net cash proceeds of approximately $175.1 million, which represents the gross sales price of $200.0 million, less purchase price adjustments of $22.4 million, and less estimated transaction costs of $2.5 million.

(b)	Adjustment to reflect the application of proceeds as an adjustment to the capitalized costs of oil and gas properties.

(c)	Adjustment to eliminate the asset retirement obligations associated with the Sold Properties.

The unaudited pro forma consolidated statements of income for the year ended December 31, 2013 and the three months ended March 31, 2014 reflect the following adjustments:

(a)	Adjustment to eliminate oil and gas revenues and direct operating expenses associated with the Sold Properties.

(b)	Adjustment to eliminate accretion expense attributable to asset retirement obligations associated with the Sold Properties.

(c)	Adjustment to eliminate depreciation, depletion and amortization expense relative to the Sold Properties.

(d)	Adjustment to income tax expense for the effects of the above pro forma adjustments.